As filed with the Securities and Exchange Commission on April
25, 2003
Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                     FORM S-8
                               REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933


                        SHELLS SEAFOOD RESTAURANTS, INC.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
            ----------------------------------------------------
                 (State or Other Jurisdiction of Incorporation
                               or Organization)

                                   65-0427966
                        -------------------------------------
                       (I.R.S. Employer Identification Number)


                            16313 N. Dale Mabry Highway
                                       Suite 100
                                Tampa, Florida  33618
                       ---------------------------------------
                       (Address of Principal Executive Offices)


Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan
Shells Seafood Restaurants, Inc. 1995 Employee Stock Option
    Plan, as amended
Shells Seafood Restaurants, Inc. Stock Option Plan for
    Non-Employee Directors, as amended
----------------------------------------------------------------
            (Full Title of the Plans)


                               David W. Head
                  President and Chief Executive Officer
                    Shells Seafood Restaurants, Inc.
                       16313 N. Dale Mabry Highway
                                Suite 100
                           Tampa, Florida  33618
                             (813) 961-0944
          ---------------------------------------------------
       (Name, Address and Telephone Number, Including Area Code,
                               of Agent for Service)


Copies of all communications, including all communications sent to the agent for service, should be sent to:
     Sheldon G. Nussbaum, Esq.
     Fulbright & Jaworski L.L.P.
     666 Fifth Avenue
     New York, New York  10103-3198
     (212) 318-3000

CALCULATION OF REGISTRATION FEE

Title Of Securities Amount To Be    Proposed Maximum  Proposed Maximum  Amount of
To Be Registered    Registered (1)  Offering Price    Aggregate         Registration
                                     Per Share (5)    Offering Price      Fee
Common Stock, $0.01
par value per share  1,850,000 (2)      $0.43         $ 795,500           $64.43
Common Stock, $.01
par value per share    500,000 (3)      $0.47         $ 235,000           $19.04
Common Stock, $.01
par value per share     50,000 (4)      $0.45         $  22,500           $ 1.82

Total                2,400,000          $0.44         $1,053,000          $85.29



(1)	In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Represents the number of shares of common stock under this
registration statement that may be issued under the Shells
Seafood Restaurants, Inc. 2002 Equity Incentive Plan.

(3)	Represents the number of shares of common stock under this
registration statement that may be issued under the Shells
Seafood Restaurants, Inc. 1995 Employee Stock Option Plan, as amended. 340,000 shares have previously been registered under this stock option plan.

(4)	Represents the number of shares of common stock under this
registration statement that may be issued under the Shells
Seafood Restaurants, Inc. Stock Option Plan for Non-Employee
Directors, as amended. 100,000 shares have previously been registered under this stock option plan.

(5)	The price is estimated in accordance with Rule 457(h)(1)
under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Such computation is based on (i) the weighted average exercise price of $0.43 per share with respect to outstanding options to purchase an aggregate of 1,622,574 shares of common stock issued under the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan, the Shells Seafood Restaurants, Inc. 1995 Employee Stock Option Plan, as amended (and not previously registered) and the Shells Seafood Restaurants, Inc. Stock Option Plan for Non-Employee Directors, as amended (and not previously registered) and (ii) $0.45 per share (the last reported sale price of the common stock of Shells Seafood Restaurants, Inc. as reported on the Over-the-Counter Bulletin Board on April 24, 2003) for 1,200 shares.

________________________________



This registration statement is filed in order to register
(i)1,850,000 shares of Common Stock of Shells Seafood Restaurants, Inc. (the "Registrant") that may be issued under the Registrant's 2002 Equity Incentive Plan, (ii) 500,000 additional shares of
Common Stock that may be issued pursuant to the Registrant's 1995 Employee Stock Option Plan which shares are in addition to 340,000 shares previously registered on a registration statement on Form S-8 (Registration No. 333-32885) and (iii) 50,000 additional shares of Common Stock that may be issued pursuant to the Registrant's Stock Option Plan for Non-Employee Directors which shares are in addition to 100,000 shares previously registered on a registration statement on Form S-8 (Registration No. 333-32885).



PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.  Plan Information
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act and are not being filed with or included in this Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information Upon written or oral request, Shells Seafood Restaurants, Inc. (the "Registrant") will provide without charge to the participants in the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan, the Shells Seafood Restaurants, Inc. 1995 Employee Stock Option Plan and/or the Shells Seafood Restaurants, Inc. Stock Option Plan for Non-Employee Directors (collectively, the "Plans"), the documents incorporated by reference in Item 3 of Part II of this Registration Statement and the information required to be delivered to participants pursuant to Rule 428(b). Requests should be directed to Warren R. Nelson, Chief Financial Officer, Shells Seafood Restaurants, Inc., 16313 N. Dale Mabry Highway, Suite 100 Tampa, Florida 33618, (813) 961-0944.

PART II
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in, or incorporated by reference in, this Registration Statement are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that the Registrant's business and operations are subject to a variety of risks and uncertainties and, onsequently, its actual results may materially differ from those projected by any forward-looking statements. The Registrant makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

WHERE YOU CAN FIND MORE INFORMATION
The Registrant files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Registrant.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference
     The following documents are incorporated herein by reference:
     (i) the Registrant's annual report on Form 10-K for the fiscal year ended December 29, 2002;
     (ii) the Registrant's quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 29, 2002; and
     (iii) the description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A, dated April 19, 1996.
     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this filing and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4.  Description of Securities.
     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
     Mr. Frederick R. Adler, a greater than 10% stockholder of the Registrant and former Chairman of its Board of Directors, is a retired partner in Fulbright & Jaworski L.L.P., counsel to the Registrant.

Item 6.  Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation and By-laws of the Registrant provide that the Registrant shall indemnity its directors and officers to the fullest extent permitted by Section 145 of the DGCL. The By-laws also provide that the Registrant shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions. The Registrant has entered into indemnification agreements with each of its directors and officers which indemnify such officers and directors to the fullest extent permitted by the Registrant's Certificate of Incorporation, By-laws and the DGCL.

Item 7.  Exemption from Registration Claimed.
Not applicable.

Item 8.  Exhibits.

Exhibit
Number   Exhibit
4.1	Shells Seafood Restaurants, Inc. 2002 Equity Incentive
Plan*
4.2	Shells Seafood Restaurants, Inc. 1995 Employee Stock
Option Plan, as amended*
4.3	Shells Seafood Restaurants, Inc. Stock Option Plan for
      Non-Employee Directors, as amended*
5.1   Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in
       Exhibit 5.1).
23.2	Consent of Kirkland, Russ, Murphy & Tapp, P.A.

*Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2002.

Item 9.  Undertakings
    (a)  The undersigned Registrant hereby undertakes:
        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
(or the most recent post-effective amendment	thereof) which,
individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa and State of Florida on the 14th day of April, 2003.

SHELLS SEAFOOD RESTAURANTS, INC.

By:  /s/ David W. Head
	David W. Head
	President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Name                        Title                 Date
/s/ David W. Head                            April 14, 2003
    David W. Head   President, Chief Executive
                       Officer and Director
                  (Principal Executive Officer)

/s/ Warren R. Nelson                         April 14, 2003
    Warren R. Nelson  Chief Financial Officer
                     (Principal Accounting Officer)

/s/ Philip R. Chapman                        April 14, 2003
    Philip R. Chapman  Chairman of the Board

/s/ J. Stephen Gardner                       April 14, 2003
    J. Stephen Gardner       Director

/s/ John N. Giordano                         April 14, 2003
    John N. Giordano         Director

/s/ Michael R. Golding                       April 14, 2003
    Michael R. Golding       Director

/s/ Christopher D. Illick                     April 14, 2003
    Christopher D. Illick    Director

/s/ Thomas R. Newkirk                         April 14, 2003
    Thomas R. Newkirk        Director

                      EXHIBIT INDEX

Exhibit
Number     Exhibit
4.1	Shells Seafood Restaurants, Inc. 2002 Equity
         Incentive Plan*
4.2	Shells Seafood Restaurants, Inc. 1995 Employee Stock
         Option Plan, as amended*
4.3	Shells Seafood Restaurants, Inc. Stock Option Plan
         for Non-Employee Directors, as amended*
5.1   Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in
          Exhibit 5.1).
23.2	Consent of Kirkland, Russ, Murphy & Tapp, P.A.

*Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2002.

                                                    Exhibit 5.1

                      Fulbright & Jaworski l.l.p.
                A Registered Limited Liability Partnership
                      666 Fifth Avenue, 31st Floor
                     New York, New York  10103-3198
                             www.fulbright.com
telephone: (212) 318-3000             facsimile:  (212) 318-3400


                              April 18, 2003

Shells Seafood Restaurants, Inc.
16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida  33618

Dear Sirs:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Shells Seafood Restaurants, Inc. (the "Company"), relating to an aggregate of 2,400,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), to be issued under the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan, the Shells Seafood Restaurants, Inc. 1995 Employee Stock Option Plan, as amended, and the Shells Seafood Restaurants, Inc. Stock Option Plan for Non-Employee Directors, as amended (each, a "Plan").

As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the applicable Plan and that the Shares being registered pursuant to the Registration Statement, when issued and paid for under the applicable Plan in accordance with the terms of the applicable Plan, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Fulbright & Jaworski, l.l.p.

45251548.3


Austin-Dallas-Hong Kong-Houston-London-Los Angeles-Minneapolis-
Munich-New York-San Antonio-Washington DC

                                                   Exhibit 23.2

Kirkland, Russ, Murphy & Tapp
Certified Public Accountants

13577 Feather Sound Drive, Suite 400
Clearwater, Florida  33762-5539
(727) 572-1400   Fax (727) 571-1933
internet:  www.KRMTCPA.com


The Board of Directors
Shells Seafood Restaurants, Inc.


                     Independent Auditors' Consent

We consent to the inclusion in this Registration Statement on Form S-8 of the report dated February 28, 2003 included in Form 10-K with respect to our audit of the consolidated financial statements of Shells Seafood Restaurants, Inc. as of December 29, 2002 and for the year then ended.


/s/ Kirkland, Russ, Murphy & Tapp, P.A.
April 9, 2003
Clearwater, Florida